UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006 (November 8, 2006)

OPTEUM INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of principal executive offices)

(772) 231-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 13, 2006, Opteum Inc. (the “Company”) prepared updated portfolio information as of November 9, 2006. A copy of this information is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.02 Results of Operations and Financial Condition by reference in its entirety.

The Company presently estimates that its Book Value Per Share as of September 30, 2006, will be in the range of $8.35 to $8.45 following the previously announced restatements of the Company’s financial statements as of, and for the periods ended, March 31, 2006, and June 30, 2006. Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes “Book Value Per Share” by dividing total stockholders’ equity by the total number of shares of the company’s Class A Common Stock outstanding.

On November 10, 2006, the Company issued the press release attached hereto as Exhibit 99.2, which press release is incorporated into this Item 2.02 Results of Operations and Financial Condition by reference in its entirety.

On November 8, 2006, the Company issued the press release attached hereto as Exhibit 99.3, which press release is incorporated into this Item 2.02 Results of Operations and Financial Condition by reference in its entirety.

The information furnished under this Item 2.02 Results of Operations and Financial Condition, including the exhibits related hereto, shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On November 3, 2005, the Company acquired Opteum Financial Services, LLC (“OFS”). Prior to November 3, 2005, OFS was a privately-held company that was not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Following the Company’s acquisition of OFS, a consulting firm was engaged to review the adequacy of the design and operation of OFS’ internal controls and procedures for purposes of ensuring compliance with the Sarbanes-Oxley Act of 2002. In connection with such review, the consulting firm identified an accounting policy used by OFS that was not in accordance with generally accepted accounting principles (“GAAP”). The accounting policy relates to the manner in which OFS accounts for interest rate lock commitments (“IRLCs”). Under Statement of Financial Accounting Standards No. 133 - Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), IRLCs are derivatives that are required to be recorded on the Company’s consolidated balance sheet at fair value with changes in fair value to be reflected in the Company’s current period consolidated results of operations. OFS’ accounting policy resulted in a misapplication of SFAS No. 133.

On Tuesday, November 7, 2006, in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, the Company’s Chief Executive Officer, Chief Financial Officer and Audit Committee of the Board of Directors conditionally concluded that the Company’s consolidated financial statements as of, and for the periods ended, March 31, 2006, and June 30, 2006, may require restatement as a result of the misapplication of SFAS No. 133 by the Company’s subsidiary, OFS, during those periods. On Wednesday, November 8, 2006, following verification that the Company’s consolidated results of operations were materially overstated for the period ended March 31, 2006, and were materially understated for the period ended June 30, 2006, the Company’s Chief Executive Officer and Chief Financial Officer determined that the Company would be unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006, prior to the required due date of Thursday, November 9, 2006, because the Company’s consolidated financial statements contained in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, and June 30, 2006, require restatement, and such restatements could not be completed by November 9, 2006, without unreasonable effort or expense. Additionally, the Company announced on Wednesday, November 8, 2006, that the Company’s previously filed consolidated financial statements as of, and for the periods ended, March 31, 2006, and June 30, 2006, should no longer be relied upon. The Company’s Chief Executive Officer, Chief Financial Officer and Audit Committee of the Board of Directors discussed the foregoing matters with representatives of the Company’s independent registered public accounting firm.

ITEM 8.01. OTHER EVENTS.

On November 13, 2006, the Company filed a Form 12b-25 with the Securities and Exchange Commission (the “Commission”) to notify the Commission of its inability to file its Quarterly Report on Form 10-Q for the period ended September 30, 2006, by the required due date of November 9, 2006, or within the prescribed five calendar day period permitted under Rule 12b-25(b). The Form 12b-25 is accessible on the Company’s website at www.opteum.com under the “Investor Information” tab and on the Commission’s website at www.sec.gov.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No. Description

99.1 Updated Portfolio Information of Opteum Inc. as of November 9, 2006

99.2 Press Release of Opteum Inc. dated November 10, 2006

99.3 Press Release of Opteum Inc. dated November 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPTEUM INC.

November 13, 2006
By: /s/ Jeffrey J. Zimmer
 Jeffrey J. Zimmer
Chairman, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.

99.1	Updated Portfolio Information of Opteum Inc. as of November 9, 2006
99.2	Press Release of Opteum Inc. dated November 10, 2006
99.3	Press Release of Opteum Inc. dated November 8, 2006